EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of First Defiance Financial Corp. on Form S-4 of our report dated March 9, 2007 on the consolidated financial statements of Pavilion Bancorp, Inc, as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006.  We also consent to the references to our firm under the caption “Experts”.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Auburn Hills, Michigan
December 12, 2007